Exhibit 4.3

JT 13351/2 COPYRIGHT 1930 BY DWIGHT & M. H. JACKSON CHICAGO PATENT PENDING INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS B004 NUMBER 1234567 SHARES ***99,999*** MIDLAND STATES BANCORP, INC. Shareholder Name 1XXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND Shareholder Name 2XXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND Shareholder Name 3XXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND Shareholder Name 4XXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND This Certifies That is the owner of *** Ninety-Nine Thousand Nine Hundred Ninety-Nine*** full paid and non-assessable SHARES OF THE PREFERRED STOCK OF $2.00 par value, of Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation, this 99th day of May A.D. 2010. SECRETARY PRESIDENT XXX-1234567